THE CHEFS’ WAREHOUSE, INC.
PERFORMANCE RESTRICTED SHARE UNIT AWARD AGREEMENT
(Officers and Employees)
THIS PERFORMANCE RESTRICTED SHARE UNIT AWARD AGREEMENT (this “Agreement”) is made and entered into as of the grant date specified on Schedule A (the “Grant Date”), between The Chefs’ Warehouse, Inc., a Delaware corporation (together with its Subsidiaries, the “Company”), and the grantee specified on Schedule A (the “Grantee”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in The Chefs’ Warehouse, Inc. Amended and Restated 2019 Omnibus Equity Incentive Plan (the “Plan”).

WHEREAS, the Company has adopted the Plan, which permits the issuance of Restricted Share Unit awards covering shares of the Company’s common stock, par value $0.01 per share (the “Shares”), as a Performance Award under the Plan; and
WHEREAS, pursuant to the Plan, the Committee responsible for administering the Plan has granted such Performance Award of performance-based Restricted Share Units (“PSUs”) under the Plan to the Grantee as provided herein.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
1.Grant of PSUs.

(a)The Company hereby grants to the Grantee an award (the “Award”) with respect to the maximum number of PSUs set forth on Schedule A with the terms and conditions set forth in this Agreement and the Plan. Each PSU represents an unfunded and unsecured promise to deliver a Share, in accordance with the terms of the Plan and this Agreement, including whether, and the extent to which, the Performance Criteria has been satisfied during the Performance Period.

(b)Schedule A contains some of the Award’s specific terms. For example, it contains the number of PSUs subject to this Award, the Performance Period, and the Performance Criteria. The number of PSUs specified on Schedule A is not necessarily the number of PSUs that will be delivered to the Grantee, but is merely the basis for determining the amount (if any) of PSUs that will be delivered to the Grantee.

(c)The Grantee’s rights with respect to the Award shall remain forfeitable at all times prior to the date on which the PSUs shall vest in accordance with Section 2 hereof.

2.Vesting.

(a)Except as otherwise provided herein, provided that the Grantee provides continuous service to the Company through the date of attainment of the Performance Criteria, and further provided that the terms and conditions set forth in this Agreement and the Plan have been satisfied, the applicable portion of the PSUs shall vest immediately upon the certification of the attainment of the Performance Criteria by the Committee (the “Vesting Date”).
(b)Any PSUs that do not vest because the Performance Criteria is not attained during the Performance Period, in accordance with Section 2(a) above, shall be forfeited, and any rights of the Grantee with respect thereto shall be terminated and no Shares shall be delivered thereunder.

(c)Except as otherwise provided herein, unless the Grantee remains in the continuous employment (or other service-providing capacity) of the Company through the date the Performance Criteria is satisfied, the PSUs shall be forfeited, and all rights of the Grantee with respect thereto shall terminate (and no Shares will be delivered thereunder), without further obligation on the part of the Company, as of the effective date of Grantee’s termination of employment.

(d)Notwithstanding the foregoing, if, during the 12-month period before the attainment of the Performance Criteria, the Grantee’s employment is terminated by the Company other than for Cause, by the Grantee for Good Reason (as defined below), or due to the Grantee’s death or Disability, the Grantee shall be entitled to the full amount of the PSUs earned in accordance with Section 3 to the extent of the attainment of the Performance Criteria, which shall be settled under the terms of Section 3.
For purposes of this Agreement, “Good Reason” means, (i) a material reduction in the Grantee’s position, authority, duties or responsibilities, (ii) any material reduction in the Grantee’s annual base salary, or (iii) the relocation of the office at which the Grantee performs the majority of his or her duties to a location more than 30 miles from such location.

(e)Notwithstanding the foregoing, if, during the Performance Period (other than during the 12-month period before the attainment of the Performance Criteria), the Grantee’s employment is terminated due to death or Disability and the Performance Criteria is attained following the Grantee’s death or Disability, the Grantee shall be entitled to delivery of a pro rata portion of the PSUs earned in accordance with Section 3 to the extent of the attainment of the Performance Criteria, calculated as follows and which shall otherwise be settled under the terms of Section 3: (i) the number of PSUs earned in accordance with Section 3 to the extent of the attainment of the Performance Criteria multiplied by (ii) a fraction, for which (A) the numerator will be number of months that have occurred during the Performance Period from the Grant Date until the Grantee’s employment termination date (rounded to the nearest whole month) and (ii) the denominator will be 48 months (or if shorter, the number of months that have occurred from the Grant Date until the attainment of the Performance Criteria (rounded to the nearest whole month)).

(f)Section 12.1 of the Plan does not apply to this Award.

3.Settlement.

(a)Subject to the terms of the Plan and this Agreement, the Grantee shall be entitled to receive (and the Company shall deliver to the Grantee) the Shares in settlement of the PSUs, which become vested pursuant to Section 2 hereof, as soon as administratively practicable and in any event no later than 60 days following the Committee’s certification of the extent of the attainment of the Performance Criteria.

(b)The number of PSUs earned is dependent on whether, and the extent to which, the Performance Criteria is achieved.

(c)Any PSUs that are earned upon the attainment of the Performance Criteria shall be delivered in the form of Shares, to the extent that such Shares are available under the Plan’s Share Reserve, or shall otherwise be delivered in the form of cash. Notwithstanding the foregoing, in accordance with Section 7.4 of the Plan, PSUs may be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, and all references in this Agreement to delivery of Shares shall include such deliveries of cash, Shares, other securities or other property.

4.No Rights as Shareholder. The Grantee shall have no rights or privileges of a stockholder as to the PSUs. Except as otherwise provided in the Plan, the Grantee may not sell, transfer, assign, pledge or otherwise encumber or dispose of the PSUs.

5.No Right to Continued Employment. This Agreement shall not be construed as giving the Grantee the right to be retained in the employ of the Company, and subject to any other written contractual arrangement between the Company and the Grantee, the Company may at any time dismiss the Grantee from employment, free from any liability or any claim under the Plan.

6.Amounts May Be Rounded to Avoid Fractional Shares. Any amounts delivered in respect of the PSUs may be rounded to avoid fractional Shares.

7.Amendment to Award. Subject to the restrictions contained in the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate the Award, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of the Grantee or any holder or beneficiary of the Award shall not to that extent be effective without the consent of the Grantee, holder or beneficiary affected.

8.Withholding of Taxes. Settlement of any PSUs that are earned is conditioned on the Grantee’s satisfaction of any applicable withholding taxes in accordance with Section 14.8 of the Plan, which includes the Company deducting or withholding amounts from any payment or distribution to the Grantee.

9.Plan Governs. The Grantee hereby acknowledges receipt of a copy of (or electronic link to) the Plan and agrees to be bound by all the terms and provisions thereof. The terms of this Agreement are governed by the terms of the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

10.Severability. If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or the Award, or would disqualify the Plan or Award under any laws deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and Award shall remain in full force and effect.

11.Recoupment. All Awards granted under the Plan and any payment made under the Plan shall be subject to recoupment in accordance with Section 14.6 of the Plan.

12.Section 409A. This Agreement is intended to be exempt from or compliant with the requirements of Section 409A of the Code and shall at all times be interpreted in accordance with such intent. Notwithstanding the foregoing, the Company makes no representations, warranties, or guarantees regarding the tax treatment of this Agreement under Section 409A of the Code or otherwise, and has advised the Grantee to obtain his or her own tax advisor regarding this Agreement.

13.Notices. All notices required to be given under this Award shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.
To the Company:     The Chefs’ Warehouse, Inc.
100 East Ridge Road
Ridgefield, CT 06877
Attn: Corporate Secretary
To the Grantee:     The address then maintained with respect to the Grantee in the Company’s records.
14.Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

15.Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the

Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee’s heirs, executors, administrators and successors.

16.Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way relates to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.
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IN WITNESS WHEREOF, the parties have caused this Performance Restricted Share Unit Award Agreement to be duly executed effective as of the day and year first above written.

THE CHEFS’ WAREHOUSE, INC.
By:
GRANTEE: